Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports First Quarter Results

Overland Park, KS, Apr. 28, 2009 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported first quarter net income of $15.5 million, or $0.18 per diluted share.  These results include a non-cash charge of $3.7 million ($2.3 million net of taxes, or $0.03 per diluted share) for other-than-temporary impairment of certain of the company’s investments in affiliated mutual funds.  Additionally, we adopted a new accounting standard related to the method used to calculate diluted shares outstanding (discussed in more detail on page 4) that resulted in a decrease to earnings of $0.01 per diluted share.

Excluding the two items described above, net income would have been $17.8 million, or $0.22 per diluted share compared to net income of $28.3 million, or $0.33 per diluted share in the first quarter of 2008 and adjusted net income of $17.4 million, or $0.21 per diluted share in the previous quarter. As previously disclosed, GAAP results for the fourth quarter were a net loss of $0.7 million, or ($0.01) per share and included significant restructuring, impairment and special charges related to the deterioration of the financial markets.  Details of these charges, including a reconciliation of adjusted earnings to GAAP can be found on page 6.

Business Discussion

Management commentary

“Continued market turmoil has challenged investors throughout most of the quarter, and for that matter, the past 12 months. Against this backdrop, many investors have chosen to invest with managers who have, over time, proven to consistently deliver strong relative performance,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Our powerful distribution network capitalized upon our strong relative results, delivering inflows despite a very challenging environment.  We believe our annualized organic growth rate of over 8% will emerge among the best in class in our peer group of publicly traded asset managers.”

Advisors channel

Our advisors played a crucial role in retaining assets against a very uncertain market.  This channel’s redemption rate decreased to 10.5% compared to 12.2% during the fourth quarter, although it remains on the higher end of its historical range.  The rate increase during the latter half of 2008 and the first quarter of 2009 is mostly due to a contraction of assets under management (denominator) as opposed to an increase in redemption volume.  Gross redemptions in the first quarter of 2009 are at their lowest level since the fall of 2006.

Gross sales during the quarter were $695 million, a 1% decline compared to the fourth quarter and a 34% decline compared to the same period last year.  Net outflows declined to $82 million compared to outflows of $254 million in the fourth quarter; the first quarter of 2008 had net inflows of $133 million.

Wholesale channel

We regained our sales momentum in the first quarter, following our first ever net outflow in the channel in the fourth quarter of 2008.  During the first quarter, more funds received significant flows than during any other prior period.

During the quarter, gross sales were $2.4 billion, a 28% increase from the preceding quarter.  Compared to the first quarter of 2008, gross sales declined 56%.  Net inflows amounted to $1.0 billion compared to net outflows of $1.8 billion during the fourth quarter and inflows of $4.3 billion during the first quarter of 2008.

Institutional channel

Gross sales during the quarter were $395 million, a 10% decline compared to the fourth quarter of 2008 and a 43% decline compared to the first quarter of 2008.  Flows were positive in each comparative period with net inflows of $118 million in the current period, $80 million during the previous quarter and $358 million during the first quarter of 2008.

Management Fee Revenue Analysis

We earn management fee revenues by providing investment management services to our retail funds and institutional clients.  These revenues are based on the amount of average assets under management and influenced by asset composition, sales, redemptions and financial market conditions.

Average assets under management declined 4% on a sequential quarter basis and 27% compared to last year’s first quarter.  The effective management fee rate during the quarter was 62.2 basis points compared to 62.8 basis points and 65.3 basis points in the fourth and first quarters of 2008, respectively.  The rate decline was slightly below that of associated revenues due to the combination of two fewer days in the current quarter compared to the fourth quarter of 2008 and the continued shift in the mix of assets under management toward lower fee products.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

On a sequential basis, revenues declined on a combination of lower asset-based service fees, lower variable annuity sales and to a lesser degree, lower insurance product sales and financial planning fees.  Direct expenses fell in correlation with weaker sales and lower levels of assets under management.  Lower business travel, recruiting and health insurance costs were largely responsible for the decline in indirect expenses.

Compared to last year’s first quarter, revenues declined on a combination of lower asset-based fees and lower front-load sales volume.  Partially offsetting this decline were higher asset-based fees in our asset allocation products and higher sales volume of insurance products.  Direct expenses declined in correlation with lower asset and sales levels while indirect expenses were lower due to a decline in payroll costs and lower marketing and travel expenses.

Wholesale channel

Sequentially, the decline in revenue was largely due to lower asset-based service and distribution fees, lower contingent deferred sales cost revenues and to a lesser degree, lower sales volume at Legend.    The decline in direct expenses is largely attributable to the write down of deferred acquisition costs that occurred during the fourth quarter and to a lesser degree, lower asset-based service and distribution costs and lower sales commissions at Legend.  Indirect expenses declined largely due to lower advertising and marketing costs.

Compared to the same period last year, revenues declined on a combination of lower asset-based service and distribution fees and lower commission revenues from both our third party distribution efforts and Legend advisors.  Direct expenses declined due to lower asset-based service and distribution costs while indirect expenses fell largely on lower advertising and marketing costs.

Compensation and Related Expense Analysis

Compensation and related costs increased on a sequential quarter basis.  During the fourth quarter of 2008, we reversed $7.5 million of previously accrued incentive compensation cost in response to the financial crisis.  Excluding this reduction, compensation declined due to lower payroll costs, which were partially offset by higher pension costs.  Compared to last year’s first quarter, compensation declined primarily on lower incentive compensation costs.  Last year’s first quarter included a significant incentive compensation accrual adjustment related to stronger than anticipated investment performance.  Lower compensation and benefits costs were partly offset by higher pension costs and decreased capitalized software development activities.

General and Administrative Expense Analysis

General and administrative costs declined compared to both the fourth and first quarter of 2008.  Last year’s fourth quarter included a significant restructuring change associated with our voluntary separation program.  Excluding this charge, costs declined on both sequential and annual quarter due largely to lower information technology costs.

Subadvisory Fees

Subadvisory fees, which are paid on average asset levels in subadvised funds, declined compared to both comparative periods.  Subadvised average assets under management were $4.4 billion in the current quarter, compared to $5.0 billion during the fourth quarter of 2008 and $11.6 billion during last year’s first quarter.

Investment and Other Losses

Investment and other losses for the quarter included a non-cash charge of $3.7 million to reflect the “other than temporary” impairment of certain of the company’s investments in affiliated mutual funds, as the fair value of these investments has been below cost for an extended period.  Gains on our mutual fund trading portfolio and interest on invested cash offset the impact of the impairment charge.  The company’s $18.6 million portfolio of available-for-sale mutual fund holdings at March 31, 2009 includes a net unrealized loss of $2.1 million that is recognized in stockholders’ equity, net of taxes.  These losses could give rise to impairment charges in future periods if market conditions do not improve.

Balance Sheet Information

Cash and cash equivalents and investment securities were $259 million (excluding $77 million held for the benefit of customers segregated in compliance with federal and other regulations).  We have no short-term borrowings against our $175 million credit facility.

Stockholders’ equity was $325 million and there were 84.7 million shares outstanding.  During the quarter, we repurchased 185,100 shares on the open market or privately at an aggregate cost of $3.0 million.

On April 2, 2009, we issued shares of restricted stock in accordance with our annual program.  The 2009 grant resulted in the issuance of an additional 2.0 million shares of restricted stock, 0.4 million of which were granted on December 31, 2008.

New Accounting Pronouncement

On January 1, 2009, we adopted FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.”  This statement provides that unvested share-based payment awards that contain non-forfeitable rights to dividends are considered to be participating securities and must be included in the computation of both basic and diluted earnings per share.  As required upon adoption, we retrospectively adjusted earnings per share data to conform to the provisions of this standard.  As a result, diluted shares outstanding were increased to 84.9 million from 82.3 million under the previous method of calculating diluted shares outstanding and resulted in a reduction of per share earnings of $0.01 for the first quarter of 2009.

Unaudited Schedule of Operating Data

	2008				2009
(Amounts in thousands, except for per share data)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$102,972	$112,583	$107,911	$76,397	$70,981
Underwriting and distribution fees	106,111	114,254	107,054	89,343	80,715
Shareholder service fees	24,986	25,946	26,259	25,304	24,976
Total operating revenues	234,069	252,783	241,224	191,044	176,672
Operating Expenses:
Underwriting and distribution	124,777	132,292	125,589	114,164	98,718
Compensation and related costs	34,346	32,870	30,701	21,140	25,699
General and administrative	13,833	14,731	14,912	32,894	13,413
Subadvisory fees	11,834	13,037	10,866	5,385	4,703
Depreciation	3,140	3,188	3,389	3,481	3,312
Goodwill impairment	0	0	0	7,222	0
Total operating expenses	187,930	196,118	185,457	184,286	145,845
Operating Income:	46,139	56,665	55,767	6,758	30,827
Investment and other income	2,186	1,817	(530)	(295)	(3,092)
Interest expense	(2,978)	(2,982)	(2,984)	(3,143)	(3,149)
Income before taxes	45,347	55,500	52,253	3,320	24,586
Provision for taxes	17,006	20,313	18,888	4,050	9,120
Net Income	$28,341	$35,187	$33,365	$(730)	$15,466
Net income per share*	0.33	0.40	0.39	(0.01)	0.18
Weighted average shares outstanding - basic				84,716
Weighted average shares outstanding - diluted	86,807	86,928	86,007		84,910
Operating margin	19.7%	22.4%	23.1%	3.5%	17.4%

* The Company adopted FSP EITF 03-6-1effective January 1, 2009. Accordingly, basic and diluted earnings per share for all periods presented have been adjusted.

Underwriting and Distribution

	2008				2009
(Amounts in thousands)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$61,677	$63,812	$57,968	$51,886	$47,413
Expenses
Direct	42,712	44,872	40,106	35,493	33,309
Indirect	22,616	23,588	23,428	22,752	21,719
Total expenses	$65,328	$68,460	$63,534	$58,245	$55,028
Margin	-5.9%	-7.3%	-9.6%	-12.3%	-16.1%
Wholesale Channel (Third-Party)
Revenues	$30,345	$35,905	$36,242	$26,156	$23,075
Expenses
Direct	39,595	43,307	41,520	38,133	28,012
Indirect	7,252	7,372	8,539	7,011	6,382
Total expenses	$46,847	$50,679	$50,059	$45,144	$34,394
Wholesale Channel (Legend)
Revenues	$14,089	$14,537	$12,844	$11,301	$10,227
Expenses
Direct	9,423	9,695	8,526	7,623	6,466
Indirect	3,179	3,458	3,470	3,152	2,830
Total expenses	$12,602	$13,153	$11,996	$10,775	$9,296
Consolidated Total
Revenues	$106,111	$114,254	$107,054	$89,343	$80,715
Expenses
Direct	91,730	97,874	90,152	81,249	67,787
Indirect	33,047	34,418	35,437	32,915	30,931
Total expenses	$124,777	$132,292	$125,589	$114,164	$98,718

Adjusted Results

Reconciliation to GAAP

(Amounts in thousands except for per share data)

	Three Months Ended December 31, 2008
	GAAP	Adjustments	Adjusted
Operating Revenues:
Investment management fees	$76,397	$—	$76,397
Underwriting and distribution fees	89,343	—	89,343
Shareholder service fees	25,304	—	25,304
Total operating revenues	191,044	—	191,044
Operating Expenses:
Underwriting and distribution	114,164	(6,567)	107,597
Compensation and related costs	21,140	7,463	28,603
General and administrative	32,894	(18,098)	14,796
Subadvisory fees	5,385	—	5,385
Depreciation	3,481	—	3,481
Goodwill impairment	7,222	(7,222)	—
Total operating expense	184,286	(24,424)	159,862
Operating Income	6,758	24,424	31,182
Investment and other income	(295)	—	(295)
Interest expense	(3,143)	—	(3,143)
Income before provision for income taxes	3,320	24,424	27,744
Provision for income taxes	4,050	6,262	10,312
Net Income	(730)	18,162	17,432
Net income per share	(0.01)	0.22	0.21
Weighted average shares outstanding - basic	84,716
Weighted average shares outstanding - diluted		84,730	84,730

Discussion of Charges

$16.5 million restructuring charge consisting primarily of severance costs associated with our voluntary separation program

$7.9 million of bonus accrual reversal to reflect lower bonus awards in 2008.

$6.5 million of accelerated amortization, reducing our deferred acquisition cost asset due to lower level of AUM.

$7.2 million goodwill impairment charge for our subsidiary Austin Calvert and Flavin.

$2.1 million charge related to the settlement of miscellaneous litigation and other matters.

	In thousands	Per share
GAAP Net Loss	$(730)	$(0.01)
Restructuring, impairment and special charges (net of taxes)
Restructuring	10,524	0.12
Bonus adjustment	(5,052)	(0.06)
Write down of DAC	4,114	0.05
Impairment charge	7,222	0.09
Miscellaneous charge	1,354	0.02
Adjusted Net Income	$17,432	$0.21

Weighted average shares outstanding - diluted		84,730

Changes in Assets Under Management

	2008				2009
(Amounts in millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$34,562	$32,075	$32,687	$28,505	$23,472
Sales (net of commissions)	1,048	1,100	871	705	695
Redemptions	(917)	(914)	(904)	(1,036)	(823)
Net sales	131	186	(33)	(331)	(128)
Net exchanges	(67)	(36)	(27)	(20)	(27)
Reinvested dividends & capital gains	69	93	66	97	73
Net flows	133	243	6	(254)	(82)
Market action	(2,620)	369	(4,188)	(4,779)	(747)
Ending assets	$32,075	$32,687	$28,505	$23,472	$22,643

Wholesale Channel
Beginning assets	$21,537	$24,532	$28,948	$23,353	$17,489
Sales (net of commissions)	5,413	4,574	3,743	1,869	2,389
Redemptions	(1,171)	(1,243)	(2,714)	(3,413)	(1,467)
Net sales	4,242	3,331	1,029	(1,544)	922
Net exchanges	65	35	24	21	26
Reinvested dividends & capital gains	6	31	(9)	(299)	6
Net flows	4,313	3,397	1,044	(1,822)	954
Market action	(1,318)	1,019	(6,639)	(4,042)	192
Ending assets	$24,532	$28,948	$23,353	$17,489	$18,635

Institutional Channel
Beginning assets	$8,769	$8,285	$8,489	$7,926	$6,523
Sales (net of commissions)	696	664	560	439	395
Redemptions	(365)	(497)	(303)	(396)	(301)
Net sales	331	167	257	43	94
Net exchanges	0	0	0	0	0
Reinvested dividends & capital gains	27	29	26	37	24
Net flows	358	196	283	80	118
Market action	(842)	8	(846)	(1,483)	(343)
Ending assets	$8,285	$8,489	$7,926	$6,523	$6,298

Consolidated Total
Beginning assets	$64,868	$64,892	$70,124	$59,784	$47,484
Sales (net of commissions)	7,157	6,338	5,174	3,013	3,479
Redemptions	(2,453)	(2,654)	(3,921)	(4,845)	(2,591)
Net sales	4,704	3,684	1,253	(1,832)	888
Net exchanges	(2)	(1)	(3)	1	(1)
Reinvested dividends & capital gains	102	153	83	(165)	103
Net flows	4,804	3,836	1,333	(1,996)	990
Market action	(4,780)	1,396	(11,673)	(10,304)	(898)
Ending assets	$64,892	$70,124	$59,784	$47,484	$47,576

Supplemental Information

	2008				2009
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	8.4%	7.7%	8.2%	12.2%	10.5%
Wholesale	20.6%	18.0%	39.3%	75.2%	33.3%
Institutional	17.5%	23.4%	14.3%	22.9%	19.6%
Total	14.0%	13.8%	21.9%	37.7%	20.6%

Sales per advisor (000s)
Total	351	357	272	199	199
2+ Years	548	538	412	309	312
0 to 2 Years	100	105	84	56	55

Gross production per advisor (000s)	17.2	17.4	15.0	14.6	13.9

Number of advisors	2,235	2,285	2,357	2,366	2,277

Number of shareholder accounts (000s)	3,432	3,638	3,736	3,662	3,666

Number of shareholders (000s)	757	850	878	863	869

Fund Rankings

	1 Year	3 Years	5 Years
Lipper
Equity funds
Top quartile	52%	65%	68%
Top half	78%	88%	89%

Equity assets
Top quartile	26%	82%	81%
Top half	80%	89%	89%

Fixed income funds
Top quartile	57%	50%	62%
Top half	79%	79%	85%

Fixed income assets
Top quartile	69%	68%	78%
Top half	95%	95%	95%

All funds
Top quartile	53%	61%	67%
Top half	78%	85%	88%

All assets
Top quartile	32%	80%	81%
Top half	82%	90%	90%

MorningStar
% of funds with 4 or 5 stars
Equity funds	71%	63%	71%
All funds	60%	55%	60%

% of assets with 4 or 5 stars
Equity funds	83%	75%	82%
All funds	74%	67%	73%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, April 28, 2009 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Corporate” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for 7 days.

Web site Resources

We invite you to visit the “Corporate” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments, as well as the activities of ACF and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolio, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008, which include, without limitation:

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  A decrease in, or the elimination of, any future quarterly dividend paid to stockholders;

•                  The loss of existing distribution channels or inability to access new distribution channels;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The introduction of legislative, judicial or regulatory proposals that change the independent contractor classification of our financial advisors;

•                  Our inability to hire and retain senior executive management and other key personnel;

•                  The impairment of goodwill or other intangible assets on our balance sheet; and

•                  Investors’ failure to renew our investment management or subadvisory agreements, or the terms of any such renewals being on unfavorable terms.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2008 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2009.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.